Gannett Announces Second Quarter 2021 Results

Launched Digital Subscription Model at USA TODAY
Achieved Record Digital-Only Subscriber Growth of 41% to approximately 1.4 million Paid Subscribers
Digital Revenues Rose 33% and Digital Marketing Solutions Revenue Rose 21.5% Over Prior Year Same Store

MCLEAN, VA — August 6, 2021 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the second quarter ended June 30, 2021.

"The solid results of the second quarter of 2021 underscore the strength of our strategy and the execution of our team. Digital-only subscriber growth continued to set new records in the second quarter of 2021, ending the quarter at approximately 1.4 million, up 41% compared to a year ago. Our Digital Marketing Solutions segment posted significant year-over-year growth and continued to grow platform client count sequentially each quarter,” said Michael Reed, Gannett Chairman and Chief Executive Officer. "The Company once again grew Adjusted EBITDA year-over-year, now for the third quarter in a row. With digital revenues making up approximately one-third of our total revenue and growing, we believe we are well positioned for the second half of the year and beyond."

Second Quarter 2021 Financial Highlights:
• Total revenues of $804.3 million rose 4.9% compared to the prior year quarter
◦Same store revenues (as defined and reconciled on Table No. 5 below) increased 6.8% compared to the second quarter of 2020
•Total digital revenues were $259.3 million or 32.2% of total revenues
•Net income attributable to Gannett of $15.1 million
•Adjusted net income attributable to Gannett of $30.1 million
•Adjusted EBITDA totaled $115.8 million, an increase of $37.8 million or 48.4% compared to the second quarter of 2020 and represented a 14.4% margin
•Net cash flow provided by operating activities of $31.3 million
•Free cash flow of $23.1 million

Additional Business Highlights:
•Signed strategic sports betting agreement with Tipico US Technology, Inc. ("Tipico")
◦Tipico to become the exclusive sports betting and iGaming provider for Gannett, with integration of odds, props, free to play games and betting trends across the USA TODAY NETWORK
◦The five-year agreement includes $90.0 million in media spend by Tipico, together with performance incentives payable to Gannett for customer referrals. Subject to certain conditions being met over the five year term of the agreement, Gannett will have the right to acquire up to 4,990 common shares in Tipico's U.S. business, representing a minority share
◦Gannett will provide Tipico exclusive access to premium marketing assets at a prenegotiated value based upon the expected aggregate sum of the cash consideration, performance incentives, and right to acquire common shares
•Launched digital subscription model at USA TODAY with subscriber-only content
•Digital-only circulation subscribers totaled approximately 1.4 million at the end of the second quarter of 2021, up 41% compared to the same period in the prior year

◦Digital-only circulation revenues of $24.0 million grew 39.7% in the second quarter of 2021 compared to the same period in the prior year
•174 million average monthly unique visitors per ComScore in the second quarter of 2021 across USA TODAY NETWORK and U.K. digital properties
•Digital Marketing Solutions segment revenues were $110.0 million, and on a same store basis increased 21.5% in the second quarter of 2021 compared to the same period in the prior year
◦Total platform customers increased sequentially to 15,000 in the second quarter of 2021, up 10.6% quarter-over-quarter
•During the second quarter of 2021, the Company repaid approximately $45.8 million in principal under its 5-Year Term Loan using the proceeds from real estate and other asset sales totaling $11.2 million and excess cash, bringing the 5-Year Term Loan principal under $1.0 billion
◦Total debt principal outstanding as of June 30, 2021 was $1.491 billion, comprised of the (i) $990.5 million of 5-Year Term Loan, (ii) $497.1 million of 2027 Convertible Notes, and (iii) $3.3 million of remaining convertible notes from our acquisition of Gannett Co., Inc. (which was renamed Gannett Media Corp. and is referred to as "Legacy Gannett") in the fourth quarter of 2019
•As of June 30, 2021, the Company had cash and cash equivalents of $158.6 million
◦Targeting First Lien Net Leverage of 1.0x by the end of 2022
◦First Lien Net Leverage of 1.8x as of June 30, 2021
◦First Lien Net Leverage ratio is calculated by subtracting cash on the balance sheet from 5-Year Term Loan and dividing it by Q2 2021 LTM Adjusted EBITDA. 2027 Convertible Notes are second lien as of the completion of the 5-Year Term Loan refinancing in February 2021

Financial Highlights

in thousands	Second Quarter 2021
Revenues	$804,275
Net income attributable to Gannett	15,115
Adjusted EBITDA(1) (non-GAAP)	115,769
Adjusted Net income attributable to Gannett(1) (non-GAAP)	30,058
Net cash flow provided by operating activities	31,271
Free cash flow(1) (non-GAAP)	23,057
(1)Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Earnings Conference Call

Management will host a conference call on Friday, August 6, 2021 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Gannett Second Quarter Earnings Call” or access code “13719790”. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, August 20, 2021 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code “13719790”.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 46 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 120 local news media brands. Gannett also owns the digital marketing services companies ReachLocal, Inc., UpCurve, Inc., and WordStream, Inc., which are marketed under the LOCALiQ brand, and runs the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Same Store Revenues

Same store revenues are based on GAAP revenues for Gannett for the current period, excluding (i) exited operations, (ii) currency impacts, and (iii) deferred revenue impacts related to the acquisition of Legacy Gannett.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to grow Adjusted EBITDA, our ability to achieve our operating priorities, our digital revenue performance and growth in our Digital Marketing Solutions segment, the potential sales of assets, including the anticipated use of any proceeds from such sales, our expectations, in terms of both amount and timing, with respect to debt repayment, real estate sales and debt refinancing, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, our strategic alliance and sports betting agreement, our strategy, and future revenue trends and our ability to influence trends. Words such as "expect(s)", "plan(s)", "believes(s)", "will", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s 2020 Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	SVP, Communications
212-479-3160	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	June 30, 2021	December 31, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$158,563	$170,725
Accounts receivable, net of allowance for doubtful accounts of $17,955 and $20,843, as of June 30, 2021 and December 31, 2020, respectively	291,452	314,305
Inventories	34,535	35,075
Prepaid expenses and other current assets	113,275	116,581
Total current assets	597,825	636,686
Property, plant, and equipment, net	522,347	590,272
Operating lease assets	278,389	289,504
Goodwill	534,218	534,088
Intangible assets, net	770,811	824,650
Deferred tax assets	58,571	90,240
Other assets	211,627	143,474
Total assets	$2,973,788	$3,108,914

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$351,919	$378,246
Deferred revenue	184,619	186,007
Current portion of long-term debt	106,644	128,445
Other current liabilities	49,939	48,602
Total current liabilities	693,121	741,300
Long-term debt	823,009	890,323
Convertible debt	396,964	581,405
Deferred tax liabilities	22,567	6,855
Pension and other postretirement benefit obligations	90,019	99,765
Long-term operating lease liabilities	262,390	274,460
Other long-term liabilities	157,708	151,847
Total noncurrent liabilities	1,752,657	2,004,655
Total liabilities	2,445,778	2,745,955
Redeemable noncontrolling interests	(2,067)	(1,150)
Commitments and contingent liabilities

Equity
Preferred stock, $0.01 par value, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 144,638,938 shares issued and 142,624,274 shares outstanding at June 30, 2021; 139,494,741 shares issued and 138,102,993 shares outstanding at December 31, 2020	1,446	1,395
Treasury stock, at cost, 2,014,664 shares and 1,391,748 shares at June 30, 2021 and December 31, 2020, respectively	(6,935)	(4,903)
Additional paid-in capital	1,395,191	1,103,881
Accumulated deficit	(913,638)	(786,437)
Accumulated other comprehensive income	54,013	50,173
Total equity	530,077	364,109
Total liabilities and equity	$2,973,788	$3,108,914

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended June 30,
In thousands, except per share amounts	2021	2020
Advertising and marketing services	$420,110	$356,918
Circulation	310,259	342,646
Other	73,906	67,436
Total operating revenues	804,275	767,000
Operating costs	473,172	476,735
Selling, general and administrative expenses	222,904	226,484
Depreciation and amortization	48,242	66,327
Integration and reorganization costs	8,444	32,306
Asset impairments	—	6,859
Goodwill and intangible impairments	—	393,446
Net loss on sale or disposal of assets	5,294	88
Other operating expenses	774	2,379
Total operating expenses	758,830	1,204,624
Operating income (loss)	45,445	(437,624)
Interest expense	35,264	57,928
Loss on early extinguishment of debt	2,834	369
Non-operating pension income	(23,906)	(17,553)
Other income, net	(1,148)	(6,261)
Non-operating expense	13,044	34,483
Income (loss) before income taxes	32,401	(472,107)
Provision (benefit) for income taxes	17,692	(34,276)
Net income (loss)	$14,709	$(437,831)
Net loss attributable to redeemable noncontrolling interests	(406)	(938)
Net income (loss) attributable to Gannett	$15,115	$(436,893)

Interest adjustment to Net income (loss) attributable to Gannett related to assumed conversions of the 2027 Notes, net of taxes	$7,470	$—
Net income (loss) attributable to Gannett for diluted earnings per share	$22,585	$(436,893)

Income (loss) per share attributable to Gannett - basic	$0.11	$(3.32)
Income (loss) per share attributable to Gannett - diluted	$0.10	$(3.32)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Six months ended June 30,
In thousands	2021	2020
Operating activities:
Net loss	$(127,992)	$(518,437)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	106,345	144,352
Share-based compensation expense	9,202	18,968
Non-cash interest expense	11,531	11,902
Net loss on sale or disposal of assets	10,039	745
Loss on Convertible notes derivative	126,600	—
Loss on early extinguishment of debt	22,235	1,174
Goodwill and intangible impairments	—	393,446
Asset impairments	833	6,859
Pension and other postretirement benefit obligations	(78,038)	(49,064)
Change in other assets and liabilities, net	11,832	14,695
Net cash provided by operating activities	92,587	24,640
Investing activities:
Purchase of property, plant, and equipment	(15,821)	(22,157)
Proceeds from sale of real estate and other assets	23,341	17,792
Change in other investing activities	(335)	1,339
Net cash provided by (used for) investing activities	7,185	(3,026)
Financing activities:
Payments of debt issuance costs	(33,921)	—
Borrowings under term loans	1,045,000	—
Repayments under term loans	(1,129,605)	(18,985)
Payments for employee taxes withheld from stock awards	(2,030)	(1,942)
Changes in other financing activities	(423)	596
Net cash used for financing activities	(120,979)	(20,331)
Effect of currency exchange rate change on cash	625	(780)
(Decrease) increase in cash, cash equivalents and restricted cash	(20,582)	503
Balance of cash, cash equivalents and restricted cash at beginning of period	206,726	188,664
Balance of cash, cash equivalents and restricted cash at end of period	$186,144	$189,167

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended June 30,
In thousands	2021	2020
Operating revenues:
Publishing	$724,545	$695,893
Digital Marketing Solutions	110,037	94,563
Corporate and Other	1,705	2,398
Intersegment eliminations	(32,012)	(25,854)
Total	$804,275	$767,000

Adjusted EBITDA:
Publishing	$114,189	$91,991
Digital Marketing Solutions	12,529	2,784
Corporate and Other	(10,949)	(16,757)
Total	$115,769	$78,018

GANNETT CO., INC.
SAME STORE REVENUES
(Unaudited)

Table No. 5	Three months ended June 30,
In thousands	2021	2020	% Change
Total revenues	$804,275	$767,000	4.9%
Currency impact	(7,321)	—	***
Exited operations	7	(21,464)	***
Deferred revenue adjustment	—	980	(100.0)%
Same store total revenues	$796,961	$746,516	6.8%

Advertising and marketing services revenues	$420,110	$356,918	17.7%
Currency impact	(4,718)	—	***
Exited operations	7	(11,749)	***
Deferred revenue adjustment	—	396	(100.0)%
Same store advertising and marketing services revenues	$415,399	$345,565	20.2%

Circulation revenues	$310,259	$342,646	(9.5)%
Currency impact	(2,046)	—	***
Exited operations	—	(3,876)	(100.0)%
Deferred revenue adjustment	—	584	(100.0)%
Same store circulation revenues	$308,213	$339,354	(9.2)%

Other revenues	$73,906	$67,436	9.6%
Currency impact	(557)	—	***
Exited operations	—	(5,839)	(100.0)%
Same store other revenues	$73,349	$61,597	19.1%
*** Indicates a percentage change greater than 100.

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income (expense), (5) Loss on Convertible notes derivative, (6) Other non-operating items, including equity income, (7) Depreciation and amortization, (8) Integration and reorganization costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, (13) Other operating expenses, including third-party debt expenses and acquisition costs, (14) Gains or losses on the sale of investments and (15) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on Convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, and (8) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Net cash provided by operating activities as reported on the Statement of Cash Flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Net cash from operating activities.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, cash flow from operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures as we have defined them are helpful in identifying trends in our day-to-day performance because these items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett provide us with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation, non-cash impairments, and interest expense associated with our capital structure. These metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett are metrics we use to review the financial performance of our business on a monthly basis.

We use Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow

Each of our non-GAAP measures have limitations as an analytical tool. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and using this non-GAAP financial measure as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow are not alternatives to net income, income from operations, or cash flows provided by or used in operations as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as a substitute or alternative for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net income (loss) attributable to Gannett, and Cash provided by operations to Free Cash Flow along with our condensed consolidated financial statements included elsewhere in this report. We also strongly urge you to not rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, and Free cash flow measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 6	Three months ended June 30, 2021
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$96,431	$4,904	$(86,220)	$15,115
Provision for income taxes	—	—	17,692	17,692
Interest expense	—	—	35,264	35,264
Loss on early extinguishment of debt	—	—	2,834	2,834
Non-operating pension income	(23,906)	—	—	(23,906)
Other non-operating (income) expense, net	(1,829)	98	583	(1,148)
Depreciation and amortization	36,416	7,850	3,976	48,242
Integration and reorganization costs	(197)	204	8,437	8,444
Other operating expenses	—	—	774	774
Net (gain) loss on sale or disposal of assets	5,890	(527)	(69)	5,294
Share-based compensation expense	—	—	5,779	5,779
Other items	1,384	—	1	1,385
Adjusted EBITDA (non-GAAP basis)	$114,189	$12,529	$(10,949)	$115,769
Net income (loss) attributable to Gannett margin	13.3%	4.5%	NM	1.9%
Adjusted EBITDA margin (non-GAAP basis)	15.8%	11.4%	NM	14.4%
NM indicates not meaningful.
	Three months ended June 30, 2020
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net loss attributable to Gannett	$(328,207)	$(43,226)	$(65,460)	$(436,893)
Benefit for income taxes	—	—	(34,276)	(34,276)
Interest expense	92	—	57,836	57,928
Loss on early extinguishment of debt	—	—	369	369
Non-operating pension income	(17,480)	—	(73)	(17,553)
Other non-operating income, net	(3,066)	(2,614)	(581)	(6,261)
Depreciation and amortization	56,553	4,004	5,770	66,327
Integration and reorganization costs	20,619	2,962	8,725	32,306
Other operating expenses	—	—	2,379	2,379
Asset impairments	6,859	—	—	6,859
Goodwill and intangible impairments	352,947	40,499	—	393,446
Net (gain) loss on sale or disposal of assets	(449)	516	21	88
Share-based compensation expense	—	—	7,391	7,391
Other items	4,123	643	1,142	5,908
Adjusted EBITDA (non-GAAP basis)	$91,991	$2,784	$(16,757)	$78,018
Net loss attributable to Gannett margin	(47.2)%	(45.7)%	NM	(57.0)%
Adjusted EBITDA margin (non-GAAP basis)	13.2%	2.9%	NM	10.2%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 7	Three months ended June 30,
In thousands	2021	2020
Net income (loss) attributable to Gannett	$15,115	$(436,893)
Loss on early extinguishment of debt	2,834	369
Integration and reorganization costs	8,444	32,306
Other operating expenses	774	2,379
Asset impairments	—	6,859
Goodwill and intangible impairments	—	393,446
Net loss on sale or disposal of assets	5,294	88
Subtotal	32,461	(1,446)
Tax impact of above items	(2,403)	(3,734)
Adjusted Net income (loss) attributable to Gannett (non-GAAP basis)	$30,058	$(5,180)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 8
In thousands	Three months ended June 30, 2021
Net cash flow provided by operating activities (GAAP basis)	$31,271
Capital expenditures	(8,214)
Free cash flow (non-GAAP basis)(a)	$23,057
(a) Free cash flow for the second quarter of 2021 was negatively impacted by $17.8 million of integration and reorganization costs and $1.2 million of third-party fees related to the 5-Year Term Loan.